    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2000

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PROCOM TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  CALIFORNIA                             33-0268063
         (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                     58 DISCOVERY, IRVINE, CALIFORNIA, 92618
                                 (949) 852-1000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                FREDERICK L. JUDD
                   VICE PRESIDENT, FINANCE AND GENERAL COUNSEL
                             PROCOM TECHNOLOGY, INC.
                                  58 DISCOVERY
                            IRVINE, CALIFORNIA 92618
                                 (949) 852-1000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

              J. JAY HERRON, ESQ.                       GLEN HETTINGER
             O'MELVENY & MYERS LLP                     HUGHES & LUCE LLP
            114 PACIFICA, SUITE 100                    1717 MAIN STREET
            IRVINE, CALIFORNIA 92618                      SUITE 2800
                (949) 760-9600
                                                      DALLAS, TEXAS 75201
                                                         (214) 939-5723

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                           MAXIMUM            PROPOSED MAXIMUM         PROPOSED MAXIMUM
         TITLE OF SHARES TO              AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
           BE REGISTERED                 REGISTERED(2)             SHARE(1)                  PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value
issuable upon the conversion
of debentures or the payment
of interest                               1,553,312               $22.79                $35,399,980.48           $9,345.60

---------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value
to be issued upon exercise of
warrant                                      32,916               $32.55                 $1,071,415.80           $  282.85
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the price of Procom's Common Stock as reported on the Nasdaq National Market on November 6, 2000.

(2) The outstanding warrants and debentures were issued in connection with a private placement financing. For purposes of estimating the number of shares of common stock to be included in this registration statement, we included (i) 1,553,312 shares, representing 200% of the number of shares of common stock issuable on full conversion of the debentures, determined as if the debentures were converted on October 30, 2003 and the interest, calculated at 6%, was not paid in cash and (ii) 32,916 shares, representing the shares issuable upon full exercise of the warrants. The convertible debentures are convertible at a conversion price equal to $22.79 per share. The warrants are exercisable at an exercise price of $32.55 per share.

    In addition to the shares of common stock set forth on the Calculation of Registration Fee Table, which includes a good faith estimate of the number of shares of Common Stock underlying the warrants and debentures, pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such additional number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED NOVEMBER 22, 2000

PROSPECTUS

                        1,586,228 SHARES OF COMMON STOCK

                             PROCOM TECHNOLOGY, INC.

                          COMMON STOCK ($.01 PAR VALUE)



         The selling shareholder listed in this prospectus is offering and selling up to 1,586,228 shares of our common stock. We will not receive any proceeds from the sale of these shares. We will receive proceeds from the exercise of warrants. These proceeds will be used for working capital and other corporate purposes.

         Our common stock is traded on The Nasdaq National Market under the symbol "PRCM." The last reported sale price for our common stock on The Nasdaq National Market on November 16, 2000 was $17.63 per share.

         Each selling shareholder may sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. Each selling shareholder will pay any brokerage commissions and discounts attributable to the sale of its shares.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS, AND THOSE RISKS FACTORS CONTAINED IN THE REPORTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH OWNING OUR COMMON STOCK.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         Commissions received by a selling shareholder or any broker-dealers, agents or underwriters that help distribute the shares and any profit on the resale of the shares purchased by them may be considered underwriting commissions or discounts under the Securities Act of 1933.

               The date of this prospectus is November __, 2000.

                                   PROSPECTUS

                                TABLE OF CONTENTS


                                                              PAGE
                                                              ----

     Prospectus Summary...................................     1
     Incorporation of Certain Documents by Reference......     3
     Where You Can Find More Information..................     4
     Risk Factors.........................................     5
     Forward Looking Statements...........................     6
     Use of Proceeds......................................     6
     Selling Shareholder..................................     7
     Transfer Agent and Registrar.........................     8
     Plan of Distribution.................................     8
     Experts..............................................     9

                                ----------------

         Our executive offices are located at 58 Discovery, Irvine, California 92618, and the telephone number at that address is (949) 852-1000. Our Web site address is procom.com. The information on our Web site does not constitute part of this prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in our registration statement and the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934.

         (a)      Our Annual Report on Form 10-K for the year ended July 31,
                  2000;

         (b)      Our Current Report on Form 8-K dated November 2, 2000; and

         (c) The description of our common stock contained in our Form S-1 registration statement dated October 30, 1996, including any amendments or reports filed for the purpose of updating such descriptions.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy or any of all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: Procom Technology, Inc., 58 Discovery, Irvine, California 92618 (949) 852-1000.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at the following locations:

                  -        Main Public Reference Room
                           450 Fifth Street, N.W.
                           Washington, D.C.  20549

                  -        Regional Public Reference Room
                           75 Park Place, 14th Floor
                           New York, New York 10007

                  -        Regional Public Reference Room
                           Northwestern Atrium Center
                           500 West Madison Street, Suite 1400
                           Chicago, Illinois 60661-2511

         You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

         We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site, located at http://www.sec.gov. We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

                                  RISK FACTORS

         Before investing in our common stock, you should be aware that there are risks inherent in our business and those indicated below. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. We have described many of those risks in the documents we have incorporated by reference into this Prospectus, especially the Report on Form 10-K that we recently filed for the year ended July 31, 2000. In addition, the transactions contemplated by this Prospectus pose additional risks and may impair our business operations. If any of the risks described in the documents we have incorporated by reference, or any of the following risks actually occur, our business could be harmed. In that case, the trading price of our common stock could decline, and you might lose part or all of your investment. You should carefully consider all of the risk factors, those in the incorporated documents and those below, as well as the other information in this prospectus.

CONVERSION OF THE DEBENTURES, EXERCISE OF THE WARRANTS AND ADDITIONAL SALES OF COMMON STOCK BY OUR SELLING SHAREHOLDER MAY DEPRESS THE PRICE OF OUR COMMON STOCK AND SUBSTANTIALLY DILUTE YOUR SHARES.

         If all of the principal and interest in the debentures are converted into shares assuming conversion of the debentures and payment of interest at 50% of the initial conversion price and all the warrants are exercised, an additional 1,586,228 (the registered amount) shares of common stock will be issued. Even more shares could be issued if the market price for our common stock is lower than $11.40 and we choose, or are required, to issue shares to the selling shareholder. The issuance of all or a significant portion of these shares could result in the substantial dilution to the interests of other shareholders or a decrease in the price of our common stock due to the additional supply of shares relative to demand in the market. A decline in the price of our common stock could encourage short sales of our common stock, which could place further downward pressure on the price of our common stock.

THE SELLING SHAREHOLDER HAS A RIGHT TO DEMAND REPAYMENT OF PART OR ALL OF THE DEBENTURES, AND IF A DEMAND FOR REPAYMENT IS MADE, AND WE ARE UNABLE OR UNWILLING TO REPAY THE DEBENTURES IN CASH, WE MAY HAVE TO ISSUE SHARES IN EXCESS OF THOSE ORIGINALLY CONTEMPLATED, AND THOSE ADDITIONAL SHARES WILL DILUTE YOUR SHARES.

         The debentures provide the selling shareholder with a "put" right, the opportunity to demand at specified times that we repay the debentures in cash, or else we must issue shares at 90% of the then market price for shares of our common stock, but not more than $22.79 per share. Accordingly, if a selling shareholder exercises its "put" right, and we are either unwilling or unable to repay the cash, and the market price of our shares is lower than $22.79, we will have to issue shares to satisfy the amount of the selling shareholders, and the issuance of those shares will dilute your shares.

IF OUR SHARES ARE ISSUED TO THE SELLING SHAREHOLDER, THOSE SHARES MAY BE SOLD INTO THE MARKET, WHICH COULD DEPRESS THE PRICE OF OUR STOCK AND ENCOURAGE SHORT SALES OF OUR STOCK.

         To the extent the debentures are converted or interest on the debentures is paid in shares of our common stock rather than cash, a significant number of these shares of our common stock may be sold into the market, which could decrease the price of our common stock and encourage short sales. Short sales could place further downward pressure on the price of our common stock. In that case, we could be required to issue an increasingly greater number of shares of our common stock upon future conversions of the debentures as a result of the adjustments described above, sales of which could further depress the price of our common stock.

THE DEBENTURES PROVIDE FOR VARIOUS EVENTS OF DEFAULT THAT WOULD ENTITLE THE SELLING SHAREHOLDERS TO REQUIRE THE COMPANY TO REPAY THE ENTIRE AMOUNT OWED IN CASH WITHIN THREE DAYS. IF AN EVENT OF DEFAULT OCCURS, WE MAY BE UNABLE TO IMMEDIATELY REPAY THE AMOUNT OWED, AND ANY REPAYMENT MAY LEAVE US WITH LITTLE OR NO WORKING CAPITAL IN OUR BUSINESS.

         The debentures provide for various events of default. If an event of default occurs, selling shareholders can require us to repay the full principal amount owed, plus accrued interest, and an additional 15% in liquidated damages within three days of the date of the event of default. Some of the events of default include matters over which we may have some, little or no control, such as various corporate transactions in which the control of our company changes, or if our common stock ceases to be listed on a trading market. Many other events of default are described in the agreements we executed when we issued the debentures. If an event of default occurs, we may be unable to repay the entire amount, plus the 15% liquidated damages, in cash. Any such repayment could leave us with little or no working capital for our business.

THE DEBENTURES RESTRICT OUR ABILITY TO RAISE ADDITIONAL EQUITY, WITHOUT THE CONSENT OF THE SELLING SHAREHOLDER, WHICH COULD HINDER OUR EFFORTS TO OBTAIN ADDITIONAL NECESSARY FINANCING TO OPERATE OUR BUSINESS, OR TO REPAY THE DEBENTURE HOLDERS.

         The agreements we executed when we issued these debentures prohibit us from obtaining additional equity or equity equivalent financing for a period of 90 trading days after the date we issued the debentures. We also agreed that for a period of 180 trading days after the issuance of the debentures, we would not, without the selling shareholder's consent, obtain additional equity or equity equivalent financing unless we first offer the selling shareholder the opportunity to provide such financing upon the terms and conditions proposed. These restrictions have several exceptions, such as issuances of options to employees and directors, strategic transactions and acquisitions and bona fide public offerings with proceeds exceeding $20 million in gross proceeds. However, the restrictions may make it extremely difficult to raise additional equity capital during the 90 day and 180 day periods. We may need to raise such additional capital, and if we are unable to do so, we may have little or no working capital for our business, and the market price of our stock may decline.

WE MAY BE REQUIRED TO PAY LIQUIDATED DAMAGES IF WE DO NOT OBTAIN SHAREHOLDER APPROVAL FOR ISSUANCE OF OUR COMMON STOCK, OR IF WE ARE UNABLE TO TIMELY REGISTER THESE SHARES.

         We are subject to National Association of Securities Dealers Rule 4460, which generally requires shareholder approval of any transaction that would result in the issuance of securities representing 20% or more of an issuer's outstanding listed securities. Upon conversion or the payment of interest on debentures we are not able to issue more than 2,322,150 shares, or 19.99% of our outstanding common stock on October 30, 2000, the day prior to the date of issuance of the debentures. The terms of the convertible debentures purchase agreement also provide that the shareholder desiring to convert has the option of requiring us either to seek shareholder approval within 75 days of the request or to pay the converting holder the monetary value of the debentures that cannot be converted, at a premium to the converting holder. If the shareholder chooses that we convert the debentures into shares and we have not obtained the requisite shareholder approval within 75 days, we would be obligated to pay the monetary value to the purchaser as liquidated damages. Also, under the terms of the Registration Rights Agreement, we will incur liquidated damages of approximately $300,000 per month if we are unable to register the shares, or maintain the registration of the shares, of common stock issuable upon the conversion of the debentures and the exercise of those warrants.

WE MAY ISSUE ADDITIONAL SHARES, WHICH WOULD REDUCE YOUR OWNERSHIP PERCENTAGE AND DILUTE THE VALUE OF YOUR SHARES.

         Events over which you have no control could result in the issuance of additional shares of our common stock, which would dilute your ownership percentage in Procom. We may issue additional shares of common stock or preferred stock: to raise additional capital or finance acquisitions, upon the exercise or conversion of outstanding options, warrants and shares of convertible preferred stock, or in lieu of cash payment of dividends. The issuance of any such shares would dilute your shares.


                           FORWARD LOOKING STATEMENTS

         Certain forward-looking statements, including statements regarding our expected financial position, business and financing plans are contained in this prospectus or in documents incorporated by reference in this prospectus. These forward-looking statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, under "Risk Factors" in reports filed by us with the Securities and Exchange Commission and incorporated by reference in this prospectus, and all subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

         The selling shareholder will receive all of the proceeds from the sale of its common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholder. We will, however, receive the exercise price of the warrants if and when those warrants are exercised. If all of the warrants are exercised, we estimate our net proceeds will be $1,071,416. We intend to use any proceeds from warrant exercises for working capital and other corporate purposes.

                               SELLING SHAREHOLDER

         On October 31, 2000, Montrose Investments Ltd. acquired debentures and a common stock purchase warrant convertible into shares of our common stock. Montrose Investments Ltd. and its affiliates may not use these debentures and warrant to acquire more than 4.999% of our outstanding common stock. Montrose Investments Ltd. can waive this restriction on not less than 61 days notice to us. The number of shares of our common stock listed in the table below as being beneficially owned by the selling shareholder includes the shares that are issuable to the selling shareholder, subject to a 4.999% limitation, upon exercise of the warrants or conversion of the debentures. However, the 4.999% limitation would not prevent the selling shareholder from acquiring and selling in excess of 4.999% of our common stock through a series of acquisitions and sales under the warrant or debentures, while never beneficially owning more than 4.999% at any one time.

         This prospectus relates to the resale of shares of our common stock by the selling shareholder. We determined the number of shares of common stock to be offered for resale by this prospectus by agreement with the selling shareholder and in order to adequately cover the number of shares required. This prospectus covers the resale of 200% of the number of shares of common stock issuable upon full conversion of the debentures, plus the number of shares issuable in lieu of cash interest payable on the debentures over three years, plus the number of shares issuable upon full exercise of the warrants. We will not receive any proceeds from the resale of common stock by the selling shareholder, although we may receive proceeds from the exercise of warrants. Assuming the selling shareholder sells all of the shares of our common stock covered by this prospectus, the selling shareholder will not continue to own any shares of our common stock.

         Beneficial ownership includes shares of outstanding common stock and the shares of common stock that a person has a right to acquire within 60 days after the date of this prospectus. The percentage of common stock outstanding after this offering is based on 11,610,807 shares of common stock issued and outstanding as of November 14, 2000.

                                                                                       Number of shares
                                    Number of shares                                   of common stock/
                                    of common stock         Number of shares       Percentage of Class to be
                                 beneficially owned at       to be offered          owned after Completion
        Name                      November 22, 2000(1)        for resale              of the Offering(2)
        ----                     ---------------------      ----------------       -------------------------
Montrose Investments Ltd.              610,966                 1,586,228                     --

--------------
(1) This amount reflects the maximum amount of shares of our common stock into which the common stock purchase warrants and debentures owned by the selling shareholder are exercisable or convertible within the next 60 days.

(2) Assumes sale of all shares offered hereby.


         There is no assurance that the selling shareholder will exercise any part or all of its warrant or will otherwise opt to sell any of the shares offered under this prospectus. To the extent required, the specific shares to be sold, the names of the selling shareholder, other additional shares of common stock beneficially owned by the selling shareholder, the public offering price of the shares to be sold, the names of any agent, dealer or underwriter employed by the selling shareholder in connection with such sale, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement.


                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is U.S. Stock Transfer Corp., Glendale, California.


                              PLAN OF DISTRIBUTION

         The selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares: ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, purchases by a broker-dealer as principal and resale by the broker-dealer for its account, an exchange distribution in accordance with the rules of the applicable exchange, privately negotiated transactions, short sales, broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share, a combination of any such methods of sale, and any other method permitted pursuant to applicable law. The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling shareholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholder.

         Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholder. We have agreed to indemnify the selling shareholder against losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Frederick Judd, our Vice President and General Counsel.

                                     EXPERTS

         The consolidated financial statements and schedule as of July 31, 1998 and for the year then ended have been incorporated herein by reference and in the registration statement in reliance upon the report of Arthur Andersen LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements and schedule as of July 31, 1999 and 2000 and for the years then ended have been incorporated herein by reference and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         We have not authorized any person to make a statement that differs with what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

                             Procom Technology, Inc.

                        1,586,228 Shares of Common Stock


                ------------------------------------------------
                                   Prospectus
                ------------------------------------------------

                                November __, 2000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.

          SEC registration fee ...............  $ 9,118.85
          Nasdaq National Market listing fee..   10,000.00
          Printing and engraving..............    5,000.00
          Legal fees and expenses.............   10,000.00
          Accounting fees and expenses........   10,000.00
          Blue sky fees and expenses..........      -0-
          Transfer agent fees.................    1,000.00
          Miscellaneous.......................    1,000.00
                                                ----------
            Total ............................  $46,118.85
                                                ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         We have adopted provisions in our Amended and Restated Articles of Incorporation that limit the liability of our directors in certain instances. As permitted by the California General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. See Item 17(a) of this registration statement regarding the opinion of the Securities and Exchange Commission as to indemnification of liabilities arising under the Securities Act. Such limitation does not affect liability for any breach of a director's duty to us or our shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to our best interests or the best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to us or our shareholders, or that show a reckless disregard for his duty to us or our shareholders in circumstances in which he was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to us or our shareholders or (iii) based on transactions between us and our directors or another corporation with interrelated directors or on improper distributions, loans, or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers. No claim or litigation is currently pending against our directors that would be affected by the limitation of liability.

         Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that we shall indemnify our directors and may indemnify our officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law.

ITEM 16. EXHIBITS.

(a) EXHIBITS

            Exhibit
            Number                          Document
            -------                         --------

               4.1    Form of Convertible Debenture dated October 31, 2000

               4.2 Form of Common Stock Purchase Warrant dated October 31, 2000 (incorporated by reference to Exhibit 4.2 in the Report on Form 8-K filed on November 3, 2000)

               4.3 Securities Purchase Agreement dated October 31, 2000 (incorporated by reference to Exhibit 4.3 in the Report on Form 8-K filed on November 3, 2000)

               4.4 Registration Rights Agreement dated October 31, 2000 by and between the Registrant and Montrose Investments, Ltd. (incorporated by reference to Exhibit 4.4 in the Report on Form 8-K filed on November 3, 2000)

               4.5 Subordination Agreement dated October 31, 2000 by and between the Registrant, Montrose Investments, Ltd. and CIT Group/Business Credit, Inc. (incorporated by reference to
                      Exhibit 4.5 in the Report on Form 8-K filed on November 3,
                      2000)

               5.1    Opinion of Frederick Judd

              23.1    Consent of KPMG LLP

              23.2    Consent of Arthur Andersen LLP

              23.3    Consent of Frederick Judd (included within Exhibit 5.1)

ITEM 17. UNDERTAKINGS

            (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is,. therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (b) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Procom Technology, Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 22nd day of November, 2000.

                                       PROCOM TECHNOLOGY, INC.



                                       By:         /s/ ALEX RAZMJOO
                                           -------------------------------------
                                                       Alex Razmjoo
                                           President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                  TITLE                               DATE
       ---------                                  -----                               ----


  /s/  Alex Razmjoo                Chairman of the Board, President and         November 22, 2000
------------------------------     Chief Executive Officer (Principal
       Alex Razmjoo                Executive Officer)


  /s/  Alex Aydin                  Executive Vice President, Finance and        November 22, 2000
------------------------------     Administration (Principal Financial
       Alex Aydin                  Officer)


  /s/  Frederick Judd              Vice President, Finance and General          November 22, 2000
------------------------------     Counsel (Principal Accounting Officer)
       Frederick Judd


  /s/  Frank Alaghband             Director                                     November 22, 2000
------------------------------
       Frank Alaghband


  /s/  Nick Shahrestany            Director                                     November 22, 2000
------------------------------
       Nick Shahrestany


                                   Director
------------------------------
       Dom Genovese


                                   Director
------------------------------
       David Blake

                                INDEX TO EXHIBITS


    Exhibit
    Number                          Document
    -------                         --------

      4.1    Form of Convertible Debenture dated October 31, 2000

      4.2 Form of Common Stock Purchase Warrant dated October 31, 2000 (incorporated by reference to Exhibit 4.2 in the Report on Form 8-K filed on November 3, 2000)

      4.3 Securities Purchase Agreement dated October 31, 2000 (incorporated by reference to Exhibit 4.3 in the Report on Form 8-K filed on November 3, 2000)

      4.4 Registration Rights Agreement dated October 31, 2000 by and between the Registrant and Montrose Investments, Ltd. (incorporated by reference to Exhibit 4.4 in the Report on Form 8-K filed on November 3, 2000)

      4.5 Subordination Agreement dated October 31, 2000 by and between the Registrant, Montrose Investments, Ltd. and CIT Group/Business Credit, Inc. (incorporated by reference to Exhibit 4.5 in the Report on Form 8-K filed on November 3, 2000)

      5.1    Opinion of Frederick Judd

     23.1    Consent of KPMG LLP

     23.2    Consent of Arthur Andersen LLP

     23.3    Consent of Frederick Judd (included within Exhibit 5.1)